UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2010

NATIONAL COAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road

Knoxville, Tennessee 37923

(Address of Principal Executive Offices/Zip Code)

(865) 690-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2010, National Coal Corp., a Florida corporation (“National Coal” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ranger Energy Investments, LLC, a Delaware limited liability (“Ranger Energy”), and Ranger Coal Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ranger Energy (“Merger Sub”), pursuant to which the Company will merge with and into Merger Sub and each outstanding share of the Company’s common stock, including shares issuable upon exercise of options prior to the closing, will be converted into the right to receive $1.00 in cash without interest and less any applicable withholding taxes (the “Merger”). Upon consummation of the Merger, the Company will cease to exist, and Merger Sub will remain a wholly-owned subsidiary of Ranger Energy.

The Merger must be approved by holders of a majority of the Company’s outstanding shares of common stock and the transactions contemplated by the Merger are subject to other customary closing conditions. The Merger is expected to close prior to December 15, 2010.

The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, National Coal intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF NATIONAL COAL ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY NATIONAL COAL WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by National Coal with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of National Coal may obtain free copies of the documents filed with the SEC by contacting National Coal at 8915 George Williams Rd., Knoxville, TN 37923. You may also read and copy any reports, statements and other information filed by National Coal with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

National Coal, Ranger Energy and their executive officers and directors may be deemed to be participants in the solicitation of proxies from National Coal’s shareholders in favor of the proposed transaction. Certain executive officers and directors of each company have interests in the transition that may differ from the interests of shareholders generally. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2010, the Company was informed that the Nasdaq Listing Qualifications Panel (the “Panel”) has determined to grant the Company’s request to remain listed on The Nasdaq Stock Market, subject to the condition that on or about January 4, 2011, the Company shall have completed the Merger with Ranger Energy.

The Company previously was notified by The Nasdaq Stock Market that the Company is not in compliance with (i) Nasdaq Marketplace Rule 5450(b)(3)(C) because the market value of the Company’s publicly held shares of common stock was less than $15 million for 30 consecutive business days, and (ii) Nasdaq Marketplace Rule 5450(a)(1) because shares of the Company’s common stock had closed at a per share bid price of less than $1.00 for 30 consecutive business days. On July 8, 2010, the Company received notification from the Nasdaq Staff that the Company had not regained compliance with the minimum $1.00 per share requirement and that unless the Company requested an appeal of the Staff’s determination, trading in the Company’s common stock would be suspended at the open of business on July 19, 2010. On July 13, 2010, the Company requested a hearing to appeal the Staff’s determination to the Panel, which hearing request stayed the suspension of trading in the Company’s common stock pending the Panel’s decision. The Panel hearing was held on August 5, 2010, and the Panel informed the Company of its decision on September 29, 2010.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Daniel A. Roling, the Company and National Coal Corporation, a wholly-owned subsidiary of the Company are parties to that certain Employment Agreement, dated as of May 25, 2006 (the “Employment Agreement”), pursuant to which Mr. Roling is employed as the President and Chief Executive Officer of the Company and National Coal Corporation.

On September 27, 2010, the Company, National Coal Corporation and Mr. Roling entered into an Amendment to Employment Agreement (the “Amendment”). Pursuant to the Amendment, the severance benefits provided to Mr. Roling in the Employment Agreement were amended so that if the Merger occurs and, within twelve (12) months thereafter, Mr. Roling’s employment with the Company is terminated by the Company other than for cause or by Mr. Roling for good reason, or Mr. Roling dies or his employment is terminated following his disability, then Mr. Roling shall be entitled to receive as severance an amount in cash equal to the product of (a) $750,000 and (b) a fraction with a numerator equal to the number of days in such twelve (12) month period between (and including) the date of termination and (including) the last day of such twelve month period, and a denominator equal to 365 days. Such severance amount shall be paid to Mr. Roling in equal installments from the date of termination until expiration of the twelve (12) month period at the same time and in the same manner the Company pays base salary to its other employees.

If Mr. Roling’s employment is terminated at any time following the first (1st) anniversary of consummation of the Merger, Mr. Roling is not entitled to receive any severance benefits under his Employment Agreement.

Additionally, if the Merger occurs the noncompetition agreement provided for in the Employment Agreement, pursuant to which Mr. Roling previously agreed not to compete with the Company for a period of one year following termination of Mr. Roling’s employment under certain circumstances, will terminate and no longer apply.

If the Merger does not occur on or before December 31, 2010, or if the Merger Agreement is terminated before such date, then the Amendment shall be null and void and of no further force or effect, and the Employment Agreement, without modification by the Amendment, shall control.

Item 8.01.	Other Events

On September 28, 2010, the Company issued a press release announcing the Merger Agreement described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 27, 2010, by and among National Coal Corp., Ranger Energy Investments, LLC and Ranger Coal Holdings, LLC.*

10.1	Amendment to Employment Agreement, dated September 27, 2010, by and among National Coal Corp., National Coal Corporation and Daniel A. Roling.**

99.1	Press Release dated September 28, 2010, published by National Coal Corp.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. National Coal Corp. hereby undertakes to furnish to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.
**	Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.

Date: September 29, 2010	By:	/S/ LES WAGNER
Les Wagner, Acting Chief Financial
Officer and Vice President

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